UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2018

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2018, Marina Biotech, Inc. (the “Company”) entered into Subscription Agreements (the “Purchase Agreements”) with certain accredited investors and conducted a closing pursuant to which the Company sold 308 shares of the Company’s Series F convertible preferred stock, par value of $0.01 per share (the “Preferred Stock”), at a purchase price of $5,000 per share of Preferred Stock. Each share of Preferred Stock is initially convertible into shares of the Company’s common stock, par value $0.006 per share (the “Common Stock”), at a conversion price of $0.50 per share of Common Stock. In addition, each investor received a 5-year warrant (the “Warrants”, and collectively with the Preferred Stock, the “Securities”, and the offering of the Securities, the “Private Placement”) to purchase 0.75 shares of Common Stock for each share of Common Stock issuable upon the conversion of the Preferred Stock purchased by such investor at an exercise price equal to $0.55 per share of Common Stock, subject to adjustment thereunder.

The Company received total gross proceeds of approximately $1.54 million from the issuance of the Securities described above, prior to deducting placement agent fees and estimated expenses payable by the Company associated with such closing. The Company intends to use the proceeds of the Private Placement for funding operations, working capital needs, capital expenditures, the repayment of certain liabilities and other general corporate purposes in pursuit of advancing its commercial, clinical and preclinical efforts, including advancing its commercial operations relating to the sale and promotion of the Company’s Prestalia® product. Prestalia is a single-pill fixed dose combination of perindopril arginine, an angiotensin-converting-enzyme inhibitor, and amlodipine besylate, a calcium channel blocker, which has been approved by the U.S. Food and Drug Administration and is actively marketed in the U.S.

The Securities are being offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. To the extent that any shares of Common Stock are issued in connection with the conversion of the Preferred Stock or the exercise of the Warrants, the Common Stock may not be offered, transferred or sold in the United States absent registration or the availability of an applicable exemption from the registration requirements of the Securities Act.

Description of Series F Preferred Stock

The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of the Series F Convertible Preferred Stock of Marina Biotech, Inc. (the “Certificate of Designation”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K. The Certificate of Designation was filed with the Delaware Secretary of State on July 11, 2018.

Voting

The holders of the Preferred Stock will be entitled to vote with the holders of Common Stock (and any other class or series that may similarly be entitled to vote with the holders of Common Stock as the Board may authorize and issue) and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the holders of Common Stock. In the event of any such vote or action by written consent, each holder of shares of Preferred Stock shall be entitled to that number of votes equal to the whole number of shares of Common Stock into which the aggregate number of shares of Preferred Stock held of record by such holder are convertible as of the close of business on the record date fixed for such vote or such written consent based on a conversion price, solely for such purpose, equal to the greater of the then-effective conversion price and the closing price of our Common Stock on the date such Preferred Stock was issued. In addition, for as long as any of the shares of Preferred Stock remain outstanding, without the consent of holders of at least a majority of the then outstanding shares of Preferred Stock, the Company may not (a) amend the Company’s Certificate of Incorporation, Bylaws or other charter documents of the Company, or file any charter documents with the Secretary of State of the State of Delaware, so as to adversely affect any powers, preferences or rights of the holders of the Preferred Stock, (b) authorize, increase or designate any preferred stock that is senior to, or on parity with, the Preferred Stock as to rights in liquidation, dissolution, dividend, voting, distribution or redemption, (c) increase or decrease (other than by conversion of the Preferred Stock) the authorized number of shares of Preferred Stock, (d) amend the Certificate of Designation, (e) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of Common Stock or Common Stock equivalents or (f) enter into any agreement or understanding with respect to items (a) through (e) above.

Dividends

The holders of Preferred Stock shall be entitled to receive, and the Company shall pay, each year cumulative dividends or distributions at the annual rate of 8% of the stated value per share of Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock). Such dividend shall be paid in cash or, at the discretion of the Board of Directors, in shares of Common Stock, or a combination thereof. Holders of Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) declared or actually paid on shares of the Common Stock or other junior securities when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock or other junior securities. The Company shall declare or pay no dividends or other distributions on shares of the Common Stock or other junior securities unless it simultaneously complies with the foregoing provisions regarding the payment of dividends.

Liquidation

The Preferred Stock will rank senior to the Common Stock and each other class of capital stock of the Company or series of preferred stock of the Company currently authorized or authorized by the Board in the future that does not expressly provide that such class or series ranks senior to, or on parity with, the Preferred Stock (“Junior Securities”); provided, that the Preferred Stock shall rank equally to, and on a parity with, the Series E Convertible Preferred Stock of the Company as to rights to dividends and rights upon liquidation, dissolution and winding up, and as a result, the Series E Convertible Preferred Stock of the Company shall be considered “parity securities” with respect to the Preferred Stock, and not Junior Securities. In the event of a Liquidation Event (as defined in the Certificate of Designation), the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Company or proceeds thereof legally available therefor, an amount in cash equal to the greater of (i) 100% of the stated value of the Preferred Stock, plus any accrued and unpaid dividends thereon (unless such dividends have already increased the sated value of the Preferred Stock) and any other fees or liquidated damages then due and owing therein under the Certificate of Designation, and (ii) the amount per share such holders would receive if such holders converted such shares of Preferred Stock into shares of Common Stock immediately prior to the date of such payment, before any payment or distribution of the assets of the Company is made or set apart for the holders of Junior Securities. In addition, prior to such Liquidation Event, the holders of Preferred Stock shall be entitled to notice so that they may exercise their conversion rights prior to such event.

Conversion

At any time after the date of issuance, each share of the Preferred Stock, at the holder’s sole and absolute discretion, shall initially be convertible into 10,000 shares of Common Stock at a conversion price equal to $0.50 per share of Common Stock, subject to adjustment. Holders may immediately convert their Preferred Stock prior to the occurrence of certain Liquidation Events (as defined in the Certificate of Designation). Each share of Preferred Stock will automatically convert, initially, into shares of Common Stock on the earliest to occur of (a) any date that is more than thirty trading days after the closing date of the offering that the closing price of the Common Stock on each of the thirty days immediately prior to such conversion exceeds $5.00 per share (subject to adjustment in the event of a stock dividend or split), (b) the three year anniversary of the closing of the offering, or (c) upon the majority vote of the voting power of the then outstanding shares of Preferred Stock. The conversion price of the Preferred Stock will be subject to adjustment as described in the Certificate of Designation, including but not limited to adjustments upon certain subsequent equity issuances in which any person is entitled to acquire shares of Common Stock at an effective price per share lower than the then conversion price. The Company is not required to issue any fractional shares of Preferred Stock or Common Stock in connection with the conversion of Preferred Stock and may, in each case, at the Company’s discretion, pay the holder such amount in cash or deliver an additional whole share in lieu thereof.

Limitations of Conversion

The number of shares of Common Stock issuable upon a conversion of the Preferred Stock that may be acquired by a holder shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% of the total number of shares of Common Stock then issued and outstanding provided that such increase in percentage shall not be effective until sixty-one days after notice to the Company.

Dilution Protection.

In the event the Company, at any time after the first date of issue of the Preferred Stock and while at least one share of Preferred Stock is outstanding: (a) pays a dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Preferred Stock or any debt securities), (b) subdivides outstanding shares of Common Stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (d) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the conversion price of the Preferred Stock shall be multiplied by a fraction of which (x) the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and (y) the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this section shall become effective immediately after the effective date of the applicable event described in subsections (a) through (d) above. In the event that the Company or any of its subsidiaries, as applicable, at any time while the Preferred Stock is outstanding, but on or prior to February 10, 2020, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then conversion price, then the conversion price will be reduced to such lower price.

Description of Warrants

The terms of the Warrants are as set forth in the form of Warrant attached as Exhibit 4.1 to this Current Report on Form 8-K. The Warrants will have an exercise price equal to $0.55, will be immediately exercisable and will be subject to customary anti-dilution adjustments. The Warrants will be exercisable for five (5) years following the closing date. The Warrants are subject to a provision prohibiting the exercise of such Warrants to the extent that, after giving effect to such exercise, the holder of such Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% of the outstanding Common Stock. The Warrants will also provide for “full-ratchet” anti-dilution protection with respect to subsequent equity sales in which any person will be entitled to acquire shares of Common Stock at an exercise price per share that is lower than the then exercise price of the Warrants, subject to customary exceptions.

The foregoing summaries of the material terms of the Certificate of Designation and the form of Warrant are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 3.1 and 4.1, respectively, and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” relating to the issuance of the Securities to the Investors is incorporated by reference herein in its entirety. In addition, the Company issued to the placement agent for the Private Placement a Warrant to purchase 308,000 shares of Common Stock, which Warrant was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 3.03. Material Modification of Rights to Security Holders.

The information set forth in “Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference herein in its entirety.

Possible Effects on Rights of Existing Stockholders

Existing stockholders will suffer significant dilution in ownership interests and voting rights as a result of the issuance of the Preferred Stock, and may suffer additional dilution upon the issuance of shares of our Common Stock upon the conversion of the Preferred Stock or the exercise of the Warrants. The Preferred Stock will be senior to our Common Stock with respect to dividends and liquidation preferences, the holders of Preferred Stock will vote with the holders of Common Stock in any vote on an adjusted, as-converted basis. The potential dilution described above is also in addition to potential dilution from (i) the issuance of additional shares of Common Stock due to potential future anti-dilution adjustments on the Preferred Stock, (ii) the issuance of shares of Common Stock pursuant to other outstanding options and warrants or (iii) any other future issuances of our Common Stock. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The statements in Item 1.01 above describing the Certificate of Designation, which the Company filed with the Delaware Secretary of State on July 11, 2018, are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series F Convertible Preferred Stock of Marina Biotech, Inc.

4.1	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

July 16, 2018	By:	/s/ Robert C. Moscato, Jr.
	Name:	Robert C. Moscato, Jr.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series F Convertible Preferred Stock of Marina Biotech, Inc.

4.1	Form of Common Stock Purchase Warrant.